Exhibit 99.1

Contact:

Investors	Media
Eugenia Shen	Susan Berg
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6570	(415) 506-6594

For Immediate Release:

BioMarin Announces Fourth Quarter and Full Year 2008 Financial Results

2008 First Profitable Full Year

Conference Call and Webcast to Be Held Today at 5:00 p.m. ET (22:00 CET)

Financial Highlights ($ in millions, except per share data)

Item	FY 2008	FY 2007 Comparison
Total BioMarin Revenue	$296.5	143.9% increase
Naglazyme Net Product Revenue	$132.7	53.9% increase
Aldurazyme Net Sales by Genzyme	$151.3	22.3% increase
Aldurazyme BioMarin Net Product Revenue	$72.5	NA
Kuvan Net Product Revenue	$46.7	$0.4
GAAP Net Income (Loss)	$30.8	($15.8)
GAAP Net Income (Loss) per share	$0.31 (basic), $0.29 (diluted)	($0.16) (basic and diluted)
Non-GAAP Net Income (Loss)	$56.1	$2.5
Non-GAAP Net Income (Loss) per share	$0.57 (basic), $0.52 (diluted)	$0.03 (basic and diluted)

Novato, Calif., February 18, 2009 – BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) today announced financial results for the fourth quarter and year ended December 31, 2008. Net income was $24.5 million ($0.21 per fully diluted share) for the fourth quarter of 2008, compared to net income of $2.6 million ($0.03 per fully diluted share) for the fourth quarter of 2007. Non-GAAP net income was $31.9 million ($0.27 per fully diluted share) for the fourth quarter of 2008, compared to non-GAAP net income of $8.1 million ($0.08 per fully diluted share) for the fourth quarter of 2007. Non-GAAP net income/loss excludes non-cash stock compensation expense, which was $7.4 million for the three months ended December 31, 2008 and $5.5 million for the three months ended December 31, 2007.

Net income for the year ended December 31, 2008 was $30.8 million ($0.29 per fully diluted share), compared to a net loss of $15.8 million ($0.16 per fully diluted share) for the year ended December 31, 2007. Non-GAAP net income was $56.1 million ($0.52 per fully diluted share) for the year ended December 31, 2008, compared to non-GAAP net income of $2.5 million ($0.03 per fully diluted share) for the year ended December 31, 2007. Non-cash stock compensation expense for the year ended December 31, 2008 and December 31, 2007 was $25.3 million and $18.3 million, respectively.

As of December 31, 2008, BioMarin had cash, cash equivalents, and short-term investments totaling $559.8 million.

“We achieved our first profitable full year in 2008, with an increase of 144 percent in total revenue over 2007 driven by our three growing commercial products. We ended the year with a strong cash position and a promising development pipeline,” said Jean-Jacques Bienaimé, Chief Executive Officer of BioMarin. “In 2009, we look forward to the advancement of several programs including PEG-PAL for PKU and GALNS for MPS IVA. We also plan to continue making investments in growth opportunities as we look for attractive in-licensing or acquisition opportunities.”

Net Product Revenue

Net product revenue from Naglazyme (galsulfase), an enzyme replacement therapy for mucopolysaccharidosis VI (MPS VI), was $36.5 million for the fourth quarter of 2008, an increase of 43.1 percent compared to Naglazyme net product revenue of $25.5 million for the fourth quarter of 2007. Net product revenue from Naglazyme for the year ended December 31, 2008 was $132.7 million, an increase of 53.9 percent from Naglazyme net product revenue of $86.2 million for the year ended December 31, 2007.

Net sales of Aldurazyme (laronidase), an enzyme replacement therapy for mucopolysaccharidosis I (MPS I) recorded by Genzyme, were $37.6 million for the fourth quarter of 2008, an increase of 6.2 percent compared to net sales by Genzyme of $35.4 million for the fourth quarter of 2007. Net sales of Aldurazyme recorded by Genzyme for the year ended December 31, 2008 were $151.3 million, an increase of 22.3 percent compared to net sales by Genzyme of $123.7 million for the year ended December 31, 2007.

Net product revenue to BioMarin related to Aldurazyme was $14.4 million for the fourth quarter of 2008. This reflects a reduction in net product revenue from the royalty payable to BioMarin by Genzyme due to the timing of inventory transfers to Genzyme, which were less than units shipped to third party customers by Genzyme during the fourth quarter of 2008. Net product revenue to BioMarin related to Aldurazyme was $72.5 million for the year ended December 31, 2008, which included $12.4 million of net incremental product transfer revenue during 2008.

Beginning January 1, 2008, as a result of the restructuring of the joint venture with Genzyme, BioMarin receives a royalty of 39.5% to 50% of worldwide net sales. BioMarin recognizes a portion of this amount as product transfer revenue when product is released to Genzyme. This amount will eventually be credited against the calculated royalties earned when the product is sold by Genzyme to third parties.

Net product revenue from Kuvan (sapropterin dihydrochloride) Tablets, a product for the treatment of phenylketonuria (PKU), was $15.1 million for the fourth quarter of 2008 and $46.7 million for the year ended December 31, 2008.

Collaborative Agreement Revenues

Collaborative agreement revenues for the fourth quarter of 2008 were $31.5 million and included the $30 million milestone payment from Merck Serono for Kuvan marketing approval in the E.U., compared to $17.5 million for the fourth quarter of 2007 which included the $15 million milestone payment from Merck Serono for the filing of the MAA for Kuvan. Collaborative agreement revenues for the year ended December 31, 2008 were $38.9 million, compared to $28.3 million for the year ended December 31, 2007.

Impairment Loss on Investments

In the fourth quarter of 2008, BioMarin recorded an impairment charge of $4.1 million for the decline in the value of its equity investment in Summit Corporation plc. Based on the current market conditions, the low volume of trading in Summit securities and its current financial condition, BioMarin determined that its investment in Summit was impaired as of year end and adjusted the recorded amount of its investment to the stock’s market price on December 31, 2008. The remaining investment in Summit Corporation plc. of $1.6 million is reflected on the balance sheet as of December 31, 2008.

2009 Guidance

Revenue Guidance ($ in millions)

Item	2009 Guidance	2008 Actual
Total BioMarin Revenues	$307 to $336	$296.5
Total Net Product Revenues	$300 to $329	$251.9
Naglazyme Net Product Revenue	$160 to $175	$132.7
Kuvan Net Product Revenue	$70 to $80	$46.7
Aldurazyme Net Product Revenue to BioMarin*	$69 to $74	$72.5

*	The 2009 Aldurazyme guidance, as compared to 2008, reflects increased royalties earned offset by a reduction of $7 million to $9 million in net incremental product transfer revenue, mostly related to the initial inventory transfer.

Selected Income Statement Guidance ($ in millions)

Item	Guidance
Cost of Sales (% of Total Revenue)	19% to 21%
Selling, General and Admin. Expense	$120 to $130
Research and Development Expense*	$110 to $120
Costs Associated with Riquent Deal**	Up to $15
Interest Income	$5 to $7
Net Income (Loss) (GAAP)	$(15) to $0
Stock Compensation Expense	$32 to $35
Net Income (non-GAAP)	$17 to $35

*	Excludes upfront research and development expenses associated with the Riquent deal

**	Represents upfront costs associated with the Riquent deal to be allocated between research and development expense and investment impairment

BioMarin estimates that top line product revenue will grow approximately 20% to 25% in 2010 and approximately 15% to 20% in 2011. These revenue estimates reflect growth from existing commercial products and do not include potential sales from additional new products. BioMarin expects GAAP net income in the range of $35 million to $40 million in 2010 and in the range of $60 million to $65 million in 2011. Excluding stock compensation expense, non-GAAP net income is projected to be in the range of $70 million to $80 million in 2010 and in the range of $95 million to $105 million in 2011. These estimates are based on BioMarin’s current business plan and do not include the effect of any significant business development transaction that the company may choose to do in the future.

Non-GAAP Financial Information and Reconciliation

The above results for the fourth quarter and full year of 2007 and 2008 and financial guidance for 2009, 2010 and 2011 include actual and Management’s 2009, 2010 and 2011 estimated net income, respectively, determined in accordance with GAAP and non-GAAP net income. As used in this release, non-GAAP income is net income calculated in accordance with GAAP, but excluding non-cash stock compensation expense, a non-GAAP financial measure. Stock compensation expense excluded in the calculation of non-GAAP net income was $7.4 million for the fourth quarter of 2008, $5.5 million for the fourth quarter of 2007, $25.3 million for the year ended December 31, 2008 and $18.3 million for the year ended December 31, 2007. Management estimates stock compensation expense of $32.0 million to $35.0 million in 2009, approximately $35.0 million to $40.0 million in 2010 and approximately $35.0 million to $40.0 million in 2011. The reconciliation of this measure to the estimated GAAP net income is as follows (in millions):

	Q4 2008	Q4 2007	Year Ended December 31, 2008	Year Ended December 31, 2007	2009 Guidance	2010 Guidance	2011 Guidance
GAAP net income (loss)	$24.5	$2.6	$30.8	$(15.8)	$(15.0) -$0	$35.0 -$40.0	$60.0 - $65.0
Non-cash stock compensation expense	7.4	5.5	25.3	18.3	32.0 -35.0	35.0 - 40.0	35.0 - 40.0

Non-GAAP net income	$31.9	$8.1	$56.1	$2.5	$17.0 -$35.0	$70.0 -$80.0	$95.0 - $105.0

Management believes that this non-GAAP information is useful to investors, taken in conjunction with BioMarin’s GAAP information because Management uses such information internally for its operating, budgeting and financial planning purposes, and to enhance investors’ overall understanding of the company’s prospects for the future.

Diluted Earnings Per Share Calculation

GAAP diluted earnings per share for the fourth quarter of 2008 and non-GAAP diluted earnings per share for the fourth quarter and full year 2008 includes 26.3 million shares related to the outstanding convertible debt. The calculation of GAAP diluted earnings per share for the fourth quarter of 2008 and non-GAAP diluted earnings per share for the fourth quarter and full year 2008 reflects the exclusion of the theoretical interest expense from net earnings that would no longer be incurred if the debt was converted into shares. For the full year 2008 GAAP diluted earnings per share and the fourth quarter and full year 2007 GAAP and non-GAAP diluted earnings per share, the 26.3 million shares related to the convertible debt are excluded from the diluted earnings per share calculation as their impact is considered anti-dilutive.

Anticipated Upcoming Milestones

•	1Q09: Results from BH4+Vitamin C study

•	1Q09: Results from Phase 2 PAH trial

•	1Q09/2Q09: Initiation of Phase 1 trial for GALNS for MPS IVA

•	2Q09: Results from proteinuria in chronic kidney disease trial

•	2Q09: Results from PEG-PAL Phase 1 trial

•	2Q09: Initiation of PEG-PAL Phase 2 trial

Upcoming Investor Conferences and Events

•	March 4-5: Credit Suisse Global Healthcare Conference

•	March 10-11: Barclays Healthcare Conference

•	March 16-18: Cowen Healthcare Conference

•	April 1: Citi Biotech Day

BioMarin will host a conference call and webcast to discuss fourth quarter and full year 2008 financial results today, Wednesday, February 18, at 5:00 p.m. ET (22:00 CET). This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

Date: February 18, 2009

Time: 5:00 p.m. ET (22:00 CET)

U.S. / Canada Dial-in Number: 866.700.6293

International Dial-in Number: 617.213.8835

Participant Code: 35749059

Replay Dial-in Number: 888.286.8010

Replay International Dial-in Number: 617.801.6888

Replay Code: 73992450

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises three approved products and multiple clinical and pre-clinical product candidates. Approved products include Naglazyme® (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; and Kuvan® (sapropterin dihydrochloride) Tablets, for phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany. Other product candidates include 6R-BH4 for cardiovascular indications, which is currently in Phase 2 clinical development for the treatment of sickle cell disease, and PEG-PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase 1 clinical development for the treatment of PKU. For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Naglazyme, Kuvan, and Aldurazyme; the financial performance of the BioMarin as a whole; the timing of BioMarin’s clinical trials of 6R-BH4 for other indications, PEG-PAL, GALNS and other product candidates; the continued clinical development and commercialization of Aldurazyme, Naglazyme, Kuvan, and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the continued commercialization of Naglazyme and Kuvan; Genzyme Corporation’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products and particularly Aldurazyme, Naglazyme and Kuvan; actual sales of Aldurazyme, Naglazyme and Kuvan; Merck Serono’s activities related to Kuvan; the results of the final analysis of the ASPEN trial by La Jolla Pharmaceuticals; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2007 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, Naglazyme® and Kuvan® are registered trademarks of BioMarin Pharmaceutical Inc.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2008

(In thousands, except for share and per share data)

	December 31, 2007	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$228,343	$222,900
Short-term investments	357,251	336,892
Accounts receivable, net	16,976	54,298
Advances to BioMarin/Genzyme LLC	2,087	174
Inventory	32,445	73,162
Other current assets	7,195	50,270

Total current assets	644,297	737,696
Investment in BioMarin/Genzyme LLC	44,881	915
Other investments	—	1,633
Property, plant and equipment, net	76,818	124,979
Intangible assets, net	9,596	7,626
Goodwill	21,262	21,262
Other assets	18,425	12,584

Total assets	$815,279	$906,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$49,907	$58,851
Current portion of acquisition obligation, net of discount	6,309	70,741
Deferred revenue	5,327	307
Other current liabilities	—	182

Total current liabilities	61,543	130,081
Convertible debt	497,375	497,083
Long-term portion of acquisition obligation, net of discount	66,553	—
Other long-term liabilities	2,082	2,856

Total liabilities	627,553	630,020

Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized at December 31, 2007 and December 31, 2008; 97,114,159 and 99,868,145 shares issued and outstanding at December 31, 2007 and 2008, respectively	97	100
Additional paid-in capital	794,917	852,947
Company common stock held by deferred compensation plan	—	(882)
Accumulated other comprehensive income	139	1,106
Accumulated deficit	(607,427)	(576,596)

Total stockholders’ equity	187,726	276,675

Total liabilities and stockholders’ equity	$815,279	$906,695

See accompanying notes to consolidated financial statements.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Twelve Months Ended, December 31, 2007 and 2008

(In thousands, except per share data)

	Three Months Ended December 31, unaudited		Twelve Months Ended December 31,
	2007	2008	2007	2008
Revenues:
Net product sales	$26,202	$65,956	$86,802	$251,851
Collaborative agreement revenues	17,506	31,518	28,264	38,907
Royalty and license fee revenues	1,146	1,803	6,515	5,735

Total revenues	44,854	99,277	121,581	296,493
Operating expenses:
Cost of sales (excludes amortization)	5,224	11,665	18,359	52,509
Research and development	24,015	25,733	78,600	93,291
Selling, general and administrative	23,891	28,730	77,539	106,566
Amortization of intangible assets	1,093	1,093	4,371	4,371

Total operating expenses	54,223	67,221	178,869	256,737

Income (loss) from operations	(9,369)	32,056	(57,288)	39,756
Equity in the income (loss) of BioMarin/Genzyme LLC	9,366	(579)	30,525	(2,270)
Interest income	7,383	3,231	25,932	16,388
Interest expense	(4,080)	(4,096)	(14,243)	(16,394)
Impairment loss on investment	—	(4,056)	—	(4,056)

Income (loss) before income taxes	3,300	26,556	(15,074)	33,424
Income Taxes	729	2,050	729	2,593
Net income (loss)	$2,571	$24,506	$(15,803)	$30,831

Net income (loss) per share, basic	$0.03	$0.25	$(0.16)	$0.31

Net income (loss) per share, diluted	$0.03	$0.21	$(0.16)	$0.29

Weighted average common shares outstanding, basic	96,931	99,777	95,878	98,975

Weighted average common shares outstanding, diluted	101,193	128,296	95,878	103,572

The following is the stock-based compensation expense included in the respective captions of the consolidated statements of operations above:

	Three Months Ended December 31, unaudited		Twelve Months Ended December 31,
	2007	2008	2007	2008
Cost of sales	$162	$503	$578	$1,521
Selling, general and administrative expense	3,092	4,471	10,727	15,145
Research and development expense	2,211	2,466	6,978	8,584

Total stock-based compensation expense	$5,465	$7,440	$18,283	$25,250

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